UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

VISTRA ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note

On January 25, 2018, Vistra Energy Corp. (the “Company”) and Dynegy Inc. (“Dynegy”) filed a joint proxy statement and prospectus on Form S-4 (the “joint proxy and prospectus”). At the time of the filing of the joint proxy and prospectus, the Company’s Board of Directors (the “Board”) had not yet made any determination regarding bonus amounts to be awarded to management pursuant to the Company’s executive annual cash incentive compensation plan (“EAIP”). Consequently, such information was excluded from the joint proxy and prospectus as contemplated by the Instruction 1. to Item 402(c)(iii) of Regulation S-K. On February 22, 2017, the Company’s Board finalized its determination regarding bonus amounts to be awarded to management (including its named executive officers) pursuant to the Company’s EAIP. As a result, as contemplated by Instruction 1. to Item 402(v)(iii) of Regulation S-K, the Company is filing this Current Report on Form 8-K to include the compensation information with respect to its named executive officers that was not available at the time the Company filed the joint proxy and prospectus. For completeness, the Company is filing the entire text of its Compensation Disclosure & Analysis, as updated, to include such information.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in Exhibit 99.1 to this report entitled “Compensation Disclosure & Analysis” is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Compensation Disclosure & Analysis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Energy Corp.

Dated: February 28, 2018	/s/ Carrie L. Kirby
	Name:	Carrie L. Kirby
	Title:	Executive Vice President & Chief Administrative Officer